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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Equity Inns, Inc. on Form S-3 (File No. 333-48169) of our report dated January 20, 1998 except for Note 13 as to which the date is February 28, 1998, on our audits of the consolidated financial statements and financial statement schedule of RFS Hotel Investors, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Form 8-K.



                                             COOPERS & LYBRAND L.L.P.





Memphis, Tennessee
May 15, 1998